Incorporation by Reference George Putnam Balanced Fund Period ending 1/31/17

1. SubManagement Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014 schedule A amended as of October 27, 2016 Incorporated by reference to PostEffective Amendment No. 112 to the Registrants Registration Statement filed on November 25, 2016.